EXHIBIT 99.1

Adept Technology Reports Fiscal 2009 Third Quarter Results

Company Executes Restructuring, Lowering Operating Expenses by An Additional $1M Per Quarter; Quattro Orders and Sales Remain Strong, Increasing 29% Sequentially

PLEASANTON, Calif., May 6, 2009 (GLOBE NEWSWIRE) -- Adept Technology, Inc. (Nasdaq:ADEP), a leading provider of intelligent vision-guided robotic solutions, today announced financial results for its 2009 fiscal third quarter ended March 28, 2009.

Fiscal 2009 Third Quarter Results

Revenues for the third quarter of fiscal 2009 decreased 52% to $7.7 million, compared to $16.1 million for the same period last year, and decreased 30% from $11.0 million in the second quarter. The decrease in revenue was driven by a decrease in orders across all industries and services business in January and February 2009 reflecting the global economic downturn affecting the Company's customers. The Company reported a GAAP net loss of $3.5 million, or $0.42 per share, which compares to net income of $983,000, or $0.12 per fully diluted share in the third quarter of fiscal 2008 and a net loss of $4.6 million, or $0.57 per share in the second quarter of fiscal 2009. Adjusted EBITDA loss was $2.6 million in the third quarter of fiscal 2009, compared with adjusted EBITDA of $1.6 million in the third quarter of fiscal 2008 and an adjusted EBITDA loss of $3.2 million in the second quarter of fiscal 2009. A discussion of this non-GAAP measure and reconciliation of this measure to the applicable GAAP measure is included below.

Gross margin was 38.2% of revenue in the third fiscal quarter of 2009, compared with 46.3% of revenue in the third quarter of 2008 and 42.2% in the second quarter of 2009. Adept's gross margins were negatively impacted by lower volumes which caused under-absorption of fixed manufacturing expenses, although the Quattro product margin remained steady throughout the quarter. Operating expenses for the third quarter of fiscal 2009 were $6.4 million, compared to operating expenses of $6.6 million in the same quarter of fiscal 2008 and $8.8 million in the second quarter of 2009.

During the quarter, Adept implemented new expense reductions expected to result in quarterly savings of approximately $1 million starting in the fourth quarter of fiscal 2009, which began on March 29, 2009, with the full effect realized in the first quarter of fiscal 2010, which begins on July 1, 2009. Included in the savings were additional voluntary executive salary reductions lowering the base salary of our CEO by 15% and of other executive management by 10%, which together with salary reductions effected in January 2009, reflects a total reduction of 35% and 20%, respectively, in addition to other employee salary reductions.

Adept's cash and short-term investment balance at March 28, 2009 was $8.7 million, as compared to $11.0 million reported as of December 27, 2008.

"We experienced a significant slowdown in January and February of this year as a result of the worldwide recession," said John Dulchinos, Adept's president and chief executive officer. "We saw numerous customers idle production lines and delay capital investments in the first two months of the year, which had a significant impact on our revenue. We are encouraged by an increase in activity since then, including a 29% increase in Quattro orders during the quarter, indicating that our business may be stabilizing. Looking forward we continue to focus on managing our resources and returning to cash flow positive operations. We took steps during the quarter to reduce our operating expenses by $1 million per quarter, which should be fully reflected in our first fiscal quarter of 2010. We have now secured a $5 million line of credit and our balance sheet remains strong. With our realigned cost structure we are confident that we have sufficient cash to weather this downturn. With our new product offerings and solid design wins in our key markets of packaging and solar, we are also confident we are well positioned to return to growth and profitability once the economy begins to recover."

Recent Highlights:

 * Obtained a line of credit for up to $5 million in borrowings from
   Silicon Valley Bank.
 * Adept implemented further cost cutting measures during the quarter resulting in an additional quarterly savings of approximately $1 million. Included in the savings were additional voluntary executive salary reductions lowering CEO salary by an additional 15% and executive management by an additional 10% of base, which together with salary reductions from January 2009, bring the total to 35%
   and 20% respectively.
 * Adept Quattro robot orders were up 29% quarter over quarter showing recently growing momentum in packaging.
 * Adept demonstrated its Quattro robot and its ACE PackXpert software at premier food industry and industrial manufacturing shows in
   France in March 2009.
 * During the quarter, Adept demonstrated its new inline solar cell handling and inspection system, Eclipse(tm), at the Photovoltaic
   Technology Show 2009 Europe and at the Photovoltaic Power
   Generation Expo 2009 in Tokyo.
 * Adept signed two new distribution partners during the quarter, which are focused on the Japanese robotics market, the largest in the World.

Quarterly Conference Call

John Dulchinos, president and chief executive officer, and Lisa Cummins, vice president and chief financial officer, will host an investor conference call today, May 6, 2009, at 5:00 P.M Eastern Time to review the Company's financial and operating performance for the fiscal 2009 third quarter. As the Company is no longer providing a revenue, net income, adjusted EBITDA or cash outlook for fiscal 2009, the Company intends not to provide specific forward-looking statements regarding fiscal 2009 financial results. However, the Company may make other forward-looking statements during the call, and intends to continue its practice of not updating the forward-looking statements provided in this release and the earnings conference call until its next quarter end results announcement. These statements will be forward-looking, and actual results may differ materially. The Company intends to continue its practice of not updating forward-looking statements until its next quarter end results announcement. The call can be accessed by dialing (800) 762-8779. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.adept.com in the Investor Relations section of the site. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com and a telephonic playback of the conference call will also be available for seven days following the call. Replay listeners should call (800) 406-7325 and enter the passcode 4066204#.

Company Profile

Adept Technology, Inc. designs, manufactures and markets robotic systems, motion control and machine vision technology for global markets including automotive, consumer electronics, consumer goods, disk drive, food, industrial tooling, medical devices, solar and pharmaceutical. Adept robots, controllers, and software are used for small parts assembly, material handling and packaging. Adept intelligent automation product lines include industrial robots, configurable linear modules, machine controllers for robot mechanisms and other flexible automation equipment, machine vision, and systems and applications software. Founded in 1983, Adept Technology is the largest U.S.-based manufacturer of industrial robots. More information is available at www.adept.com.

All trade names are either trademarks or registered trademarks of their respective holders.

The Adept Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5387

Use of Non-GAAP Financial Information

In addition to presenting net income in accordance with GAAP, we have determined that adjusted EBITDA, which we define as earnings before interest income, income taxes, depreciation and amortization and goodwill impairment , and stock-based compensation expense under SFAS No. 123(R), is a relevant measure of performance for our Company as an approximate measure of operating cash flow, as it is a metric commonly used among technology companies and provides meaningful supplemental information regarding our operating performance. As a result, we believe it is a helpful tool for communicating our operating performance to our investors and analysts and for comparisons to other technology companies.

Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. For more information on our adjusted EBITDA, please see the table captioned "Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Loss)" included below. While we believe that adjusted EBITDA is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate the full performance of the Company or its prospects. Stock-based compensation has been, and will continue to be for the foreseeable future, a recurring expense for our business and an important incentive component of executive and other employee compensation. Such evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, as presented in our filings with the Securities and Exchange Commission, provides the full accounting for how we have decided to use resources provided to us from our customers and shareholders.

Forward-Looking Statements

This press release contains certain forward-looking statements including statements regarding operating expenses, restructuring activities, profitability, products, market opportunities and Adept's growth based on its current products, strategy and market presence that involve a number of risks and uncertainties. The Company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, factors affecting our fluctuating operating results including factors difficult to forecast; the effect of the current economic downturn in manufacturing and other businesses of our customers and risks of nonpayment and customer insolvency; the actual results and potential impact of our restructuring efforts; risks of acceptance of the Company's new or current products in the marketplace; future economic, competitive and market conditions including those in Europe and Asia and those related to the Company's strategic markets; the risks and regulatory requirements associated with international operation, sales and foreign suppliers and the impact of foreign currency exchange; the cyclicality of capital spending of the Company's customers and lack of long-term customer contracts; dependence on the continued growth of the intelligent automation market; the highly competitive nature of and rapid technological change and competition within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's increasing investment in markets that are subject to increased regulation and potential product liability; the Company's outsourced manufacturing and IT dependence and risks associated with sole or single sources of supply; risks associated with product defects; potential delays associated with the development and introduction of new products; the Company's ability to sell its products through resellers who may also promote competing products; risks associated with variations in our gross margins based on factors not always in Adept's control; the need to complete acquisitions to expand operations; risks of unfair termination claims by employees; risks related to the Company's potential inability to strengthen its internal controls over financial reporting; potential securities class action litigation if Adept's stock price remains volatile or operating results suffer; and costs of being a public company.

For a discussion of risk factors relating to Adept's business, see Adept's SEC filings, including the Company's annual report on Form 10-K for the fiscal year ended June 30, 2008, which includes the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors.

                         ADEPT TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                          (in thousands)
                           (unaudited)

                                                    March 28,  June 30,
                                                      2009      2008
                                                     -------   -------
 ASSETS
 Current assets:
  Cash and cash equivalents                           $8,747   $15,185
   Accounts receivable, less allowance for doubtful
    accounts of $680 at March 28, 2009 and $485 at
    June 30, 2008                                      7,674    11,757
   Inventories                                        10,345    10,234
   Other current assets                                  479       431
                                                     -------   -------
    Total current assets                              27,245    37,607
 Property and equipment, net                           2,832     3,354
 Goodwill                                                290       377
 Other intangible assets, net                            455       800
 Other assets                                            143       152
                                                     -------   -------
    Total assets                                     $30,965   $42,290
                                                     =======   =======

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Accounts payable                                    $4,499    $5,972
  Accrued payroll and related expenses                 1,483     2,267
  Accrued warranty                                     1,172     1,259
  Accrued restructuring charges                          247       217
  Other accrued liabilities                              825     1,203
                                                     -------   -------
    Total current liabilities                          8,226    10,918

 Long-term liabilities:
  Accrued restructuring charges                           --       416
  Other long-term liabilities                            392       461
                                                     -------   -------
   Total liabilities                                   8,618    11,795

   Total stockholders' equity                         22,347    30,495
                                                     -------   -------
 Total liabilities and stockholders' equity          $30,965   $42,290
                                                     =======   =======

                           ADEPT TECHNOLOGY, INC
             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share data)
                            (unaudited)

                             -----------------------------------------
                              Three Months Ended    Nine Months Ended
                             -----------------------------------------
                             March 28,  March 29,  March 28,  March 29,
                               2009       2008       2009        2008
                             -----------------------------------------

 Revenues                      $7,687    $16,092    $32,964    $44,123
 Cost of revenues               4,751     8,640      18,794     22,118
                             --------    -------   --------   --------
 Gross margin                   2,936      7,452     14,170     22,005
 Operating expenses:
  Research, development and
   engineering                  1,521      1,410      4,301      3,935
  Selling, general and
   administrative               4,573      5,109     16,731     15,020
  Restructuring charge            149         --      1,419        254
  Goodwill impairment              73         --        144         --
  Amortization of other
   intangibles                     80         47        251         85
                             --------   --------   --------   --------
 Total operating expenses       6,396      6,566     22,846     19,294
                             --------   --------   --------   --------

 Operating income (loss)       (3,460)       886     (8,676)     2,711

 Interest income, net              --         71         48        259
 Currency exchange gain (loss)    (95)        76     (1,184)       196
                             --------   --------   --------   --------

 Income (loss) before income
  taxes                        (3,555)     1,033     (9,812)     3,166
 Provision for (benefit from)
  income taxes                    (48)        50        (50)       429
                             --------   --------   --------   --------
 Net income (loss)            $(3,507)      $983    $(9,762)    $2,737
                             ========   ========   ========   ========
 Net income (loss) per share:
 Basic                         $(0.42)     $0.12     $(1.20)     $0.34
                             ========   ========   ========   ========
  Diluted                      $(0.42)     $0.12     $(1.20)     $0.34
                             ========   ========   ========   ========
 Shares used in computing
  per share amounts
  Basic                         8,260      7,967      8,134      7,948
                             ========   ========   ========   ========
  Diluted                       8,260      8,322      8,134      8,119
                             ========   ========   ========   ========

                             ADEPT TECHNOLOGY, INC.
        Reconciliation of GAAP Net Income (Loss) to Adjusted EBITA (Loss)
                              (in thousands)
                               (unaudited)

                     -------------------------------------------------
                      Three Months      Three Months     Three Months
                         ended            ended             ended
                        March 28,      December 27,       March 29,
                          2009             2008             2008
                      -------------------------------------------------

 Net income (loss)   $    (3,507)     $   (4,633)        $    983
  Interest earned,
   Net                        --              (5)             (71)
  Income taxes               (48)             (2)              50
  Depreciation               458             447              408
  Amortization of
   intangibles                80              81               47
  Goodwill impairment         73              71               --
  Stock compensation
   expense                   345             809              198
                     -------------------------------------------------
 Adjusted EBITDA
 (Loss)              $    (2,599)     $   (3,232)        $  1,615
                     =================================================

CONTACT:  Adept Technology, Inc.
          Lisa Cummins, Chief Financial Officer
          925-245-3400
          Investor.relations@adept.com

          MKR Group, Inc.
          Todd Kehrli
          Charles Messman
          323-468-2300
          adep@mkr-group.com